Exhibit 10.6

Amendment

to

Underwriting Agreement

July 21, 2015

Reference is made to that certain Underwriting Agreement (the “Underwriting Agreement”), dated as of October 24, 2013, by and among Global Defense & National Security Systems, Inc. (the “Company”), Cowen & Company, LLC, Maxim Group LLC and I-Bankers Securities Inc. (together, with Cowen & Company, LLC and Maxim Group LLC, the “Underwriters”). Except as otherwise specifically provided herein, all capitalized terms used herein shall have the meanings ascribed to them in the Underwriting Agreement.

The Underwriting Agreement is hereby amended by this letter agreement (“Amendment’), effective as of the date first listed above, as follows:

1.	References to “twenty-one (21) months” in Sections 4(y) and 4(a)(a) of the Underwriting Agreement are hereby replaced with the phrase “twenty-four (24) months.”

Except as expressly modified herein, all of the terms of the Underwriting Agreement shall remain in full force and effect. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same Amendment.

If the foregoing is in accordance with your understanding of the Amendment to the Underwriting Agreement between the Company and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

Global Defense & National Security Systems, Inc.

By:	/s/ Frederic Cassis
Name: Frederic Cassis
Title: Secretary

Accepted as of
the date first above written:

Cowen and Company, LLC

Acting on its own behalf
and as Representative of several
Underwriters referred to in the
Underwriting Agreement.

By:	Cowen and Company, LLC

By:	/s/ Andrew Mertz
Name: Andrew Mertz
Title: Managing Director